Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-33094, 333-97249, and 333-149828 on Form S-8 of our report dated June 25, 2024, relating to the financial statements and supplemental schedule of the National Grid USA Companies’ Incentive Thrift Plan appearing in this Annual Report on Form 11-K of the National Grid USA Companies’ Incentive Thrift Plan for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 25, 2024